FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

                          Date of Report:   April 7, 2004


                                  BORGWARNER INC.
               (Exact name of registrant as specified in its charter)


     Delaware                    1-12162                13-3404508
(State of Incorporation)      (Commission File No.)    (IRS Employer
                                                     Identification No.)

                 200 South Michigan Avenue, Chicago, Illinois 60604
                      (Address of principal executive offices)

Registrant's telephone number, including area code:    (312) 322-8500



Item 5.   Other Events.

     In connection with the Corporation's Proposal 2 of the Corporation's proxy statement to be voted on at the Corporation's Annual Meeting of Stockholders, management has decided to recommend to the Board of Directors that the number of shares authorized to be granted as awards other than stock options and SARs under the BorgWarner Inc. 2004 Stock Incentive Plan be limited to 400,000 shares.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   BORGWARNER INC.


                                        /s/ Laurene H. Horiszny
                                   By:----------------------------
                                   Laurene H. Horiszny
                                   Vice President, General Counsel & Secretary


Dated:    April 7, 2004